SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2009

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other	(Commission File	(IRS Employer
Jurisdiction of Incorporation)	Number)	Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 771-5765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2009, Sigma-Aldrich announced the appointment of Dr. George M. Church as a Director of the Company effective on that date. Dr. Church (age 55) is a Professor of Genetics at the Harvard Medical School and Director of the Center for Computational Genetics in Cambridge, Massachusetts. Dr. Church will serve as an independent, non-employee Director, and is not expected to be appointed to any standing Board Committee.

There are no arrangements between Dr. Church and any other person pursuant to which Dr. Church was elected to serve as a Director. The Company is not aware of any transaction, proposed transaction or series of either, since January 1, 2008, in which the amount involved exceeds $120,000,in which the Company is or will be a participant and Dr. Church has or will have a direct or indirect material interest.

As a non-employee Director, Dr. Church will receive the same compensation paid to other non-employee Directors of the Company in accordance with the policies and procedures previously approved by the Board for non-employee Directors as disclosed under the caption “Director Compensation and Transactions” in the Company’s proxy statement filed with the Securities and Exchange Commission on March 13, 2009.

Item 7.01 Regulation FD Disclosure.

On October 2, 2009, Sigma-Aldrich issued a press release announcing the appointment of Dr. George M. Church as a Director of the Company effective on that date. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release issued October 2, 2009—SIGMA-ALDRICH ELECTS GEORGE M. CHURCH AS DIRECTOR.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2009

SIGMA-ALDRICH CORPORATION

By:	/s/ Michael F. Kanan
Michael F. Kanan, Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued October 2, 2009—SIGMA-ALDRICH ELECTS GEORGE M. CHURCH AS DIRECTOR.

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